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EXHIBIT 23.1

                  METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                              AS OF MARCH 17, 2000

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3) pertaining to (i) the AboveNet Warrants and (ii) the Company's Secondary and Debt Offering and (Form S-8) pertaining to the (i) Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan and (ii) Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan and (iii) the AboveNet Communications Inc. 1998 Stock Incentive Plan, the AboveNet Communications Inc. 1997 Stock Plan and the AboveNet Communications Inc. 1996 Stock Option Plan and employment and consulting agreements of our report dated March 8, 2000 with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                         /s/ Ernst & Young LLP
                                         ---------------------
                                         ERNST & YOUNG LLP

New York, New York
March 17, 2000